Exhibit 99.1
Earnings Release

IRET Announces Second Quarter Fiscal 2019 Results

MINNEAPOLIS, MN, December 10, 2018 – IRET (NYSE: IRET) announced today its second quarter fiscal 2019 financial and operating results. Net income and Funds from Operations (“FFO”) per share for the three and six months ended October 31, 2018, are detailed below. Core FFO adjusts FFO for certain non-routine items, and both FFO and Core FFO are reconciled to net income in the tables accompanying this earnings release.

	Three Months Ended		Six Months Ended
	October 31,		October 31,
Per Share	2018	2017	2018	2017
Net Income (Loss)	$(0.05)	$0.05	$(0.04)	$(0.06)
FFO	$0.09	$0.07	$0.17	$0.17
Core FFO	$0.09	$0.10	$0.17	$0.20

	Year-Over-Year Comparison	Sequential Comparison	YTD Comparison
Multifamily Same-Store Results	2Q19 vs. 2Q18	2Q19 vs. 1Q19	2Q19 vs. 2Q18
Revenues	3.6%	1.3%	3.3%
Expenses	(2.4)%	(0.1)%	0.4%
Net Operating Income (“NOI”)	8.7%	2.3%	5.7%

Multifamily Same-Store Results	2Q19	1Q19	2Q18
Physical Occupancy	95.4%	94.0%	95.3%
Weighted Average Occupancy	93.1%	93.5%	93.0%
“We continue to execute our plan, and 8.7% same-store NOI growth reflects the value of our operations focus and our drive to improve our portfolio and markets,” said Mark O. Decker Jr., IRET’s President and CEO.
Second Quarter Fiscal Year 2019 Highlights

•	Same-store NOI grew by 8.7%, our fourth consecutive quarter of year-over-year NOI growth. NOI expansion has been driven by revenue growth and expense control initiatives;

•	Same-store revenue increased year-over-year by 3.6%, driven by growth in rental revenue;

•	Same-store expenses decreased by 2.4% from the prior year due to several cost containment initiatives undertaken by our operations team and a reduction in insurance claim losses; and

•	Continued the disposition of non-multifamily properties.

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Dispositions
During the quarter, we sold one commercial property and one parcel of land for a total sale price of $3.1 million.
Subsequent to quarter-end, we disposed of our Minot Arrowhead commercial property for a total sale price of $6.6 million. Following this sale, we have only five remaining non-multifamily properties, representing less than 2.0% of NOI, in our portfolio.
Balance Sheet
During the quarter, we amended our line of credit to:

•
increase the overall unsecured facility from $370 million to $395 million, reallocating the commitment for the revolving line of credit to $250 million and the remaining $145 million between two term loans;

•	extend the maturity of the revolving line of credit to August 2022;

•	extend the existing $70 million unsecured term loan maturity to January 2024; and

•	add a new $75 million, 7-year unsecured term loan maturing in August 2025 that bears interest at a spread over LIBOR based on IRET’s overall leverage.
Under the amendment, the interest rate on the existing facilities decreased by 25-35 basis points depending on IRET’s overall leverage. IRET also entered into a swap agreement for the entire $75 million and full term of the new unsecured 7-year term loan in its ongoing effort to reduce floating interest rate exposure.
On September 10, 2018, we entered into a swap agreement covering the extension of the $70 million term loan from January 2023 to January 2024, resulting in both term loans being covered by swap agreements for the duration of the terms.
At the end of the second quarter, we had $195.3 million of total liquidity on our balance sheet, including $176.5 million available on our corporate revolver and $6.0 million on our operating line of credit.
Quarterly Distributions
On September 5, 2018, IRET’s Board of Trustees declared a regular quarterly distribution of $0.07 per share/unit payable on October 1, 2018, to common shareholders and unitholders of record on September 17, 2018. This distribution was the 190th consecutive quarterly distribution paid by IRET since the inception of our dividends in 1971. It represents an annualized rate of $0.28 per share/unit.
On September 5, 2018, IRET's Board of Trustees also declared a distribution of $0.4140625 per share on the 6.625% Series C Cumulative Redeemable Preferred Shares (NYSE: IRET PRC) payable on October 1, 2018, to holders of record on September 17, 2018. Series C preferred share distributions are cumulative and payable quarterly in arrears at an annual rate of $1.65625 per share.
Earnings Call

Live webcast and replay: http://ir.iretapartments.com

Live Conference Call		Conference Call Replay
Tuesday, December 11, 2018, at 10:00 AM ET		Replay available until December 25, 2018
USA Toll Free Number	1-877-509-9785	USA Toll Free Number	1-877-344-7529
International Toll Free Number	1-412-902-4132	International Toll Free Number	1-412-317-0088
Canada Toll Free Number	1-855-669-9657	Canada Toll Free Number	1-855-669-9658
		Conference Number	10126592
Supplemental Information
Supplemental Operating and Financial Data for the Quarter ended October 31, 2018 (“Supplemental Information”), is available in the Investors section on IRET’s website at www.iretapartments.com or by calling Investor Relations at 701-837-7104.  Non-GAAP financial measures and other capitalized terms, as used in this earnings release, are defined and reconciled in the Supplemental Information that accompanies this earnings release.

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About IRET
IRET is a real estate company focused on the ownership, management, acquisition, redevelopment, and development of apartment communities. As of October 31, 2018, we owned interests in 87 apartment communities consisting of 13,702 apartment homes.  IRET's common shares and Series C preferred shares are publicly traded on the New York Stock Exchange (NYSE symbols: "IRET" and "IRET PRC," respectively).
Forward Looking Statements
Certain statements in this press release are based on our current expectations and assumptions, and are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements do not discuss historical fact, but instead include statements related to expectations, projections, intentions or other items related to the future. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and variations of those words and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements to be materially different from the results of operations, financial conditions, or plans expressed or implied by the forward-looking statements. Although we believe the expectations reflected in our forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be achieved. Any statements contained herein that are not statements of historical fact should be deemed forward-looking statements. As a result, reliance should not be placed on these forward-looking statements as these statements are subject to known and unknown risks, uncertainties, and other factors beyond our control and could differ materially from our actual results and performance. Such risks and uncertainties are detailed from time to time in our filings with the SEC, including the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended April 30, 2018, in our subsequent quarterly reports on Form 10-Q, and in other public reports. We assume no obligation to update or supplement forward-looking statements that become untrue due to subsequent events.

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IRET
RECONCILIATION OF NET INCOME ATTRIBUTABLE TO
CONTROLLING INTERESTS TO FFO AND CORE FFO
z

	(in thousands, except per share amounts)
Three Months Ended October 31,	2018			2017
	Amount	Weighted Avg Shares and Units(1)	Per Share And Unit(2)	Amount	Weighted Avg Shares and Units(1)	Per Share And Unit(2)
Net income (loss) attributable to controlling interests	$(4,558)			$12,821
Less dividends to preferred shareholders	(1,706)			(2,812)
Less redemption of preferred shares	—			(3,649)
Net income (loss) available to common shareholders	(6,264)	119,396	$(0.05)	6,360	120,144	$0.05
Adjustments:
Noncontrolling interest – Operating Partnership	(722)	13,789		773	14,623
Depreciation and amortization	18,446			19,894
Loss (gain) on depreciable property sales attributable to controlling interests	232			(17,562)
FFO applicable to common shares and Units(1)	$11,692	133,185	$0.09	$9,465	134,767	$0.07

Adjustments to Core FFO:
Loss on extinguishment of debt	4			340
Redemption of preferred shares	—			3,649
Transition and severance costs	—			186
Core FFO applicable to common shares and Units(1)	$11,696	133,185	$0.09	$13,640	134,767	$0.10

(1)	Units of the Operating Partnership are exchangeable for cash or, at our discretion, common shares on a one-for-one basis.

(2)	Net income attributable to IRET is calculated on a per common share basis. FFO is calculated on a per common share and Unit basis.

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IRET
RECONCILIATION OF NET INCOME ATTRIBUTABLE TO
CONTROLLING INTERESTS TO FFO AND CORE FFO

	(in thousands, except per share amounts)
Six Months Ended October 31,	2018			2017
	Amount	Weighted Avg Shares and Units(1)	Per Share And Unit(2)	Amount	Weighted Avg Shares and Units(1)	Per Share And Unit(2)
Net income (loss) attributable to controlling interests	$(1,642)			$1,557
Less dividends to preferred shareholders	(3,411)			(5,098)
Less redemption of preferred shares	—			(3,649)
Net income (loss) available to common shareholders	(5,053)	119,320	$(0.04)	(7,190)	120,282	$(0.06)
Adjustments:
Noncontrolling interest – Operating Partnership	(587)	13,924		(871)	14,912
Depreciation and amortization	36,282			48,013
Impairment of real estate investments attributable to controlling interests	—			256
Gain on depreciable property sales attributable to controlling interests	(8,395)			(17,686)
FFO applicable to common shares and Units(1)	$22,247	133,244	$0.17	$22,522	135,194	$0.17

Adjustments to Core FFO:
Loss on extinguishment of debt	556			539
Redemption of Preferred Shares	—			3,649
Severance and transition costs	510			650
Core FFO applicable to common shares and Units(1)	$23,313	133,244	$0.17	$27,360	135,194	$0.20

(1)	Units of the Operating Partnership are exchangeable for cash or, at our discretion, common shares on a one-for-one basis.

(2)	Net income attributable to IRET is calculated on a per common share basis. FFO is calculated on a per common share and Unit basis.

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IRET
RECONCILIATION OF NET OPERATING INCOME TO THE
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	(in thousands)
Three Months Ended October 31, 2018	Multifamily	All Other	Total
Real estate revenue	$43,874	$1,764	$45,638
Real estate expenses	18,768	568	19,336
Net operating income	$25,106	$1,196	$26,302
Property management expenses			(1,319)
Casualty loss			(225)
Depreciation and amortization			(19,191)
General and administrative expenses			(3,374)
Interest expense			(7,997)
Loss on debt extinguishment			(4)
Interest and other income			429
Income (loss) before gain on sale of real estate and other investments and income (loss) from discontinued operations			(5,379)
Gain (loss) on sale of real estate and other investments			(232)
Income (loss) from continuing operations			(5,611)
Income (loss) from discontinued operations			—
Net income (loss)			$(5,611)

	(in thousands)
Three Months Ended October 31, 2017	Multifamily	All Other	Total
Real estate revenue	$37,457	$4,409	$41,866
Real estate expenses	17,201	1,517	18,718
Net operating income	$20,256	$2,892	$23,148
Property management expenses			(1,372)
Casualty loss			(115)
Depreciation and amortization			(17,270)
Loss on impairment			—
General and administrative expenses			(3,118)
Interest expense			(8,509)
Loss on debt extinguishment			(334)
Interest and other income			255
Income (loss) before gain on sale of real estate and other investments and income (loss) from discontinued operations			(7,315)
Gain (loss) on sale of real estate and other investments			5,324
Income (loss) from continuing operations			(1,991)
Income (loss) from discontinued operations			15,130
Net income (loss)			$13,139

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IRET
RECONCILIATION OF NET OPERATING INCOME TO THE
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	(in thousands)
Six Months Ended October 31, 2018	Multifamily	All Other	Total
Real estate revenue	$86,963	$4,621	$91,584
Real estate expenses	37,254	1,611	38,865
Net operating income	$49,709	$3,010	$52,719
Property management expenses			(2,686)
Casualty loss			(450)
Depreciation and amortization			(37,803)
General and administrative expenses			(7,244)
Interest expense			(16,382)
Loss on debt extinguishment			(556)
Interest and other income			945
Income (loss) before gain on sale of real estate and other investments and income (loss) from discontinued operations			(11,457)
Gain (loss) on sale of real estate and other investments			8,992
Income (loss) from continuing operations			(2,465)
Income (loss) from discontinued operations			570
Net income (loss)			$(1,895)

	(in thousands)
Six Months Ended October 31, 2017	Multifamily	All Other	Total
Real estate revenue	$73,455	$9,389	$82,844
Real estate expenses	32,934	3,311	36,245
Net operating income	$40,521	$6,078	$46,599
Property management expenses			(2,728)
Casualty loss			(600)
Depreciation and amortization			(42,608)
Impairment of real estate investments			(256)
General and administrative expenses			(7,120)
Interest expense			(16,640)
Loss on debt extinguishment			(533)
Interest and other income			483
Income (loss) before gain on sale of real estate and other investments and income (loss) from discontinued operations			(23,403)
Gain (loss) on sale of real estate and other investments			5,448
Income (loss) from continuing operations			(17,955)
Income (loss) from discontinued operations			17,815
Net income (loss)			$(140)

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